EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 2003 with respect to the consolidated financial statements and schedule of Magna Entertainment Corp. included in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-102889) and related prospectus of Magna Entertainment Corp. for the registration of 7 1/4% Convertible Subordinated Notes due December 15, 2009 and Shares of Class A Subordinate Voting Stock Issuable upon the Conversion of the Notes.



                                                   /s/ Ernst & Young LLP
                                                   ----------------------
                                                   Chartered Accountants



March 27, 2003
Toronto, Canada